U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2019

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6500 Trans-Canada Highway
4th Floor
Pointe-Claire, Quebec, Canada H9R 0A5
 (Address of principal executive offices)

(514) 426-6161
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the availability of our new product, Essential 9TM on Amazon.ca is attached as Exhibit 99.8 and is hereby incorporated as if set forth.

Item 8.01 Other Events.

On December 14, 2018, Health Canada issued NPN 80089663 through which it authorized us to begin the manufacture and sale of our Essential 9TM product. Essential 9TM is a dietary supplement tablet that contains a balanced formula of the 9 essential amino acids that the human body cannot make. Our product is now available for purchase on www.amazon.ca.

Essential 9TM is a dietary supplement tablet that contains a balanced formula of the 9 essential amino acids. Like vitamins, Essential Amino Acids cannot be made by the human body and must be obtained through diet. Deficiency in one or more of the 9 Essential Amino Acids can lead to loss of muscle mass, fatigue, weight gain and reduced ability to build muscle mass in athletes. Our Essential 9TM product provides all 9 Essential Amino Acids in freeform and in the proportions recommended by Health Canada.

While no assurances can be provided, we anticipate that Essential 9TM will soon be available on www.Amazon.com.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No.
Description

99.8
Press Release Announcing Availability of Essential 9TM on Amazon.ca

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC.

Dated: March 12, 2019	By:	/s/ Dr. Steve N Slilaty
Dr. Steve N Slilaty
Chief Executive Officer